UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 22, 2022

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, New Jersey	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

Repro Med Systems Inc.

24 Carpenter Road

Chester, New York 10918

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 2, 2022, the Board of Directors (the “Board”) of Repro Med Systems, Inc. (the “Company”) unanimously adopted a resolution to amend the Company’s Restated Certificate of Incorporation, as amended, to change the legal name of the Company from “Repro Med Systems Inc.” to “KORU Medical Systems, Inc.” subject to shareholder approval. The Company had previously been operating under the registered “doing business as” name, “KORU Medical Systems” since October 24, 2019. At the May 6, 2022 Annual Meeting of Shareholders, the Company’s shareholders ratified and approved the Board’s resolution to change the Company’s name.

On June 21, 2022, the Company filed with the state of New York a Certificate of Amendment (the “Certificate”) to the Company’s Restated Certificate of Incorporation, as amended, to change the Company’s name to KORU Medical Systems, Inc., which change was evidenced by the state of New York on June 22, 2022.

A copy of the Certificate reflecting this amendment is attached as Exhibit 3.1 hereto and incorporated by reference.

The Company’s common stock will continue to trade on the Nasdaq Stock Market under the ticker symbol “KRMD”. Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: June 28, 2022	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer